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Exhibit 10.126

                                 LEASE AGREEMENT


         This Lease Agreement is made effective as of December 1, 1990 between HEALTH CARE REIT, INC., a Delaware corporation ("Landlord"), having its principal office located at One SeaGate, suite 1950, P.O. Box 1475, Toledo, Ohio 43603, and THE ARBORS HEALTH CARE CENTER INC., an Arizona corporation ("Tenant"), having its principal office located at 2105 Clubhouse Drive, Greeley, Colorado 80634.

                                    RECITALS

         WHEREAS, Landlord and SIGNATURE HEALTH CARE CORPORATION, a Delaware corporation (the "Guarantor") entered into an Agreement to Lease dated effective as of November 1, 1990 (the "Agreement");

         WHEREAS, Guarantor assigned the Agreement to Tenant; and

         WHEREAS, Landlord and Tenant are entering into this Lease Agreement pursuant to the Agreement;

         NOW, THEREFORE, Landlord and Tenant agree as follows:

                          ARTICLE I: PREMISES AND TERM

1.01 Leased Property. Landlord hereby leases to Tenant and Tenant hereby takes from Landlord the following property:

         (a) The land described in Exhibit A attached hereto (the "Land").

         (b) All buildings, structures, and other improvements, including without limitation, sidewalks, alleys, utility pipes, conduits, and lines, parking areas, and roadways, now or hereafter situated upon the Land (the "Improvements").

         (c) All easements, rights and other appurtenances relating to the Land and Improvements (the "Appurtenances").

         (d) All permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, located in, or used in connection with, and permanently affixed to or incorporated into the Improvements, including without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically
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excluding all items included within the category of Personal Property as defined below (collectively the "Fixtures").

         (e) All machinery, equipment, furniture, furnishings, movable walls or partitions, computers, trade fixtures, consumable inventory and supplies, and other personal property used or useful in Tenant's business on the Leased Property, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory listed on Exhibit C attached hereto and the replacements therefor, except items, if any, included within the definition of Fixtures (collectively the "Personal Property"). The Land, Improvements, Appurtenances, Fixtures, and Personal Property are hereinafter referred to as the "Leased Property".

SUBJECT, HOWEVER, to all easements, liens, encumbrances, restrictions, agreements, and other title matters existing as of the date hereof and listed in Exhibit B attached hereto (the "Permitted Exceptions").

1.02 Term. The initial term of this Lease is ten (10) years commencing on December 1, 1990 (the "Commencement Date") and expiring on November 30, 2000. Provided that no Event of Default has occurred and that Tenant gives Landlord notice on or before June 1, 2000, Tenant shall have the option to renew this Lease for one (1) additional five (5) year term. The term "Term" means the initial term and the renewal term. The term "Lease Year" means each twelve (12) month period during the Term commencing on December 1 and ending on November 30.

1.03 Early Entry. Landlord may, at its sole discretion, grant possession of the Leased Property to Tenant prior to the Commencement Date. If possession is granted prior to the Commencement Date, Tenant shall be subject to all of the terms and conditions of this Lease. The Rent (as hereinafter defined) shall be prorated for the period of possession prior to the Commencement Date.

                                ARTICLE II: RENT

2.01 Base Rent. Tenant shall pay Landlord base rent (the "Base Rent") for the Term in advance in consecutive monthly installments payable on the first day of each month during the Term, commencing December 1, 1990 in accordance with the Base Rent Schedule attached hereto as Exhibit D.

2.02 Additional Rent. In addition to Base Rent and Percentage Rent (as hereinafter defined in Section 2.06), Tenant shall pay all other amounts, liabilities, obligations and Impositions (as hereinafter defined) which Tenant assumes or agrees to pay under this Lease and the Agreement and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "Additional Rent") The Base Rent, Percentage Rent, and Additional Rent are hereinafter referred to as "Rent". Landlord shall have all legal, equitable and contractual
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rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.

2.03 Place of Payment of Rent. Tenant shall make all payments of Rent at the Landlord's address set forth in the first paragraph of this Lease or at such other place as Landlord may designate from time to time.

2.04 Net Lease. This Lease shall be deemed and construed to be an "absolute net lease", and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction or set-off.

2.05 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. Except as otherwise specifically provided in the Lease, Tenant shall not, without the prior written consent of Landlord, which consent will not be unreasonably withheld, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as specifically provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of (i) any damage to, or destruction of, the Leased Property or any part thereof from whatever cause or any Taking (as hereinafter defined) of the Leased Property or any part thereof;
(ii) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (iii) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or (v) any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, including but not limited to, any rights under Arizona
Revised Statutes Section 33-343 or a successor statute thereto, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law
(a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or (b) entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.
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2.06 Percentage Rent. In addition to the monthly Base Rent, during the first and second Lease Years, Tenant shall pay Landlord percentage rent (the "Percentage Rent") in accordance with this Section 2.06 on the twenty-fifth (25th) day of each month commencing on January 25, 1991. The Percentage Rent will be the excess of (i) the product of (a) the Gross Revenues for the prior month times
(b) the Applicable Rent Factor set forth in Section 2.06.02; over (ii) the monthly Base Rent. If any governmental agencies or third party payors increase the reimbursement for the first and second Lease Years at any time after the expiration of the first or second Lease Years or, if the Leased Property realizes increased Gross Revenues from any other source for the first and second Lease Years, so that gross revenues for the first and second Lease Years are increased, then Tenant shall pay Percentage Rent based upon the adjusted gross revenues.

         2.06.01 "Gross Revenues" means all revenues received or receivable from or by reason of the operation of the Leased Property, or any other use of the Leased Property, including without limitation all patient revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on the Leased Property, including without limitation, and except as provided below, any consideration received under any subletting, licensing, or other arrangements with third parties relating to the possession or use of any portion of the Leased Property. Gross Revenues shall not include
(a) professional fees or charges by physicians and providers of ancillary services who are independent contractors, when and to the extent such charges are paid over to such physicians or providers of ancillary services, or accompanied by separate charges for use of the Leased Property or any portion thereof; (b) non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business; and (c)) State or Federal pass throughs of the cost of meeting State or Federal regulations, rules, or statutes e.g. minimum wage pass throughs, OBRA regulation pass throughs, and nurse-aid training pass throughs; provided, however, that any profit component of the pass throughs shall be included in Gross Revenues. Gross Revenues shall be adjusted for the following items: (i) contractual allowances (difference between customary charges and amounts receivable based on contract) relating to any period during the Term of the Lease; (ii) all proper patient billing credits and adjustments according to generally accepted accounting principles relating to health care accounting; and (iii) federal, state or local excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately. To the extent that the Leased Property is subleased by Tenant, Gross Revenues shall be calculated for all purposes of the Lease by including the Gross Revenues of such sub-lessees with respect to the subleased property, i.e., the Gross Revenues generated from the operations conducted on such subleased portion of the Leased
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Property shall be included directly in the Gross Revenues for the purpose of determining percentage rent payable under this Lease and the rent received or receivable by Tenant from under such subleases shall be excluded from Gross Revenues for such purpose.

         2.06.02 "Applicable Rent Factor" means (i) 8.67% for the First Lease Year; and (ii) 9.7% for the Second Lease Year.

         2.06.03 On or before the twenty-fifth (25th) day of each month during the first three (3) Lease Years of the Term, Tenant shall deliver to Landlord a notarized, sworn statement (the "Tenant's Certification") setting forth the Gross Revenues for the prior month and the Percentage Rent due, if any. In addition to the Tenant's Certification, the Tenant shall deliver to Landlord within five (5) days after such information is received, sent or made available, but in no event later than the dates set forth below, the following: (i) any reports sent to any reimbursement agency, including, but not limited to Medicaid Cost Reports; (ii) copies of all Medicare Cost Reports; (iii) copies of all interim or final cost settlements with Medicare authorities concerning Medicare receivables with a debit or credit balance; (iv) patient census data by type of patient on a quarterly basis within thirty (30) days after the end of each calendar quarter beginning January 31, 1991; (v) reports of any changes in rates for Medicare, Medicaid, private payor or any other provider paying for patients in the Leased Property; and (vi) Tenant's calculation supporting any estimated contractual allowances in the Financial Statements.

         2.06.04 Landlord or its duly authorized representatives may, on any business day and during reasonable office hours, inspect Tenant's records of the Gross Revenues, either at the Leased Property or elsewhere as reasonably designated by Tenant, provided such inspection is made within twelve months after a Tenant's Certification is furnished to Landlord by Tenant. Any claim by Landlord for a revision of any Tenant's Certification must be made in writing to Tenant within twelve (12) months after the date such Tenant's Certification is furnished to Landlord, otherwise it shall be deemed waived by Landlord. If Landlord inspects Tenant's records and such inspection shows an error(s) in the Tenant's Certification which results in an understatement of the Gross Revenues of five percent (5%) or more, then in addition to paying the additional Percentage Rent on demand, Tenant shall pay Landlord, on demand, the reasonable cost of such inspection as Additional Rent.

                     ARTICLE III: IMPOSITIONS AND UTILITIES

3.01 Payment of Impositions. Subject to the adjustments set forth herein, Tenant shall pay, as Additional Rent, all Impositions (as hereinafter defined) that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred. Tenant shall, upon request from Landlord, promptly
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furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default (as hereinafter defined) shall have occurred hereunder and be continuing. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by Landlord due to an Event of Default shall be applied as provided in Section 9.08. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall promptly reimburse Landlord for all personal property taxes paid by Landlord upon receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term commences and terminates shall be adjusted and prorated between Landlord and Tenant on a per them basis, with Tenant being obligated to pay its pro rata share from and including the Commencement Date to and including the expiration or termination date of the Term, whether or not such Imposition is imposed before or after such commencement or termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination. Tenant shall also pay to Landlord a sum equal to the amount which Landlord may be caused to pay of any privilege tax, sales tax, gross receipts tax, rent tax, occupancy tax or like tax (excluding any tax based on net income), hereinafter levied, assessed, or imposed by any federal, state, county or municipal governmental authority, or any subdivision thereof, upon or measured by or rent or other consideration required to be paid by Tenant under this Lease.
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3.02 Definition of Impositions. "Impositions" means, collectively, (i) taxes
(including without limitation, all real estate and personal property ad valorem (whether assessed as part of the real estate or separately assessed as unsecured personal property, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes); (ii) assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed with the Term); (iii) ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including without limitation, license, permit, inspection, authorization and similar fees); (iv) all taxes imposed on Tenant's operations of the Leased Property, including without limitation, employee withholding taxes, income taxes and intangible taxes; and (v) all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant) , which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord's interest in the Leased Property or any part thereof; (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay (i) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord; or (ii) except as provided in Section 13.01, any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof; provided, however, that if any tax, assessment, tax levy or charge which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (i) or (ii) immediately above is levied, assessed or imposed expressly in lieu thereof, Tenant shall then pay such tax, levy, or charge set forth in said clause (i) or (ii).

3.03 Escrow of Impositions. If Landlord's lender requires Landlord to escrow real property taxes or other Impositions on a periodic basis during the Term, Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under this Article to Landlord on a periodic basis in accordance with the Lender's requirements. Landlord shall escrow the payments received from Tenant in accordance with the requirements of its lender, and shall furnish Tenant with a copy of the lender's requirements for escrow. Further, if an Event of Default occurs hereunder, Tenant shall thereafter, at Landlord's election, deposit with Landlord on the first day of each month during the remaining Term hereof and any extended Term, a sum equal to one-twelfth
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(1/12th) of the Impositions assessed against the Leased Property for the preceding tax year, which sums shall be used by Landlord toward payment of such Impositions. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this Section. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

3.04 Utilities. Tenant shall pay, as Additional Rent, all taxes, assessments, charges, deposits, and bills for utilities, including without limitation charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term. If an Event of Default occurs hereunder, Tenant shall thereafter, at Landlord's election, deposit with Landlord on the first day of each month during the remaining Term hereof and any extended Term, a sum equal to one-twelfth (1/12th) of the amount of the annual utility expenses for the preceding Lease Year, which sums shall be used by Landlord to pay such utilities. Tenant shall, on demand, pay to Landlord any additional amount needed to pay such utilities. Landlord's receipt of such payments shall only be an accommodation to Tenant and the utility companies and shall not constitute rent or income to Landlord. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements.

3.05 Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease.

3.06 Business Expenses. Tenant shall promptly pay all expenses and costs incurred in connection with the operation of a nursing home facility on the Leased Property, including without limitation, employee benefits, employee vacation and sick pay, consulting fees, and expenses for inventory and supplies.

                              ARTICLE IV: INSURANCE

4.01 Property Insurance. Tenant shall, at Tenant's expense, keep the Improvements, Fixtures, Personal Property, and other components of the Leased Property insured against the following risks:

         (a) Loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, and all other physical loss perils commonly covered by "All Risk" insurance in an amount not less than one
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hundred percent (100%) of the then full replacement cost thereof (as hereinafter defined). Such policy shall include an agreed amount endorsement if available at a reasonable cost. Such policy shall also include endorsements for contingent liability for operation of building laws, demolition costs, and increased cost of construction.

         (b) Loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

         (c) Loss of rent under a rental value insurance policy covering risk of loss during the first nine (9) months of reconstruction necessitated by the occurrence of any hazards described in Sections 4.01(a) or 4.01(b) above, in an amount sufficient to prevent Landlord or Tenant from becoming a coinsurer, containing endorsements for extended period of indemnity and premium adjustment, and written with an agreed amount clause if available at a reasonable cost.

         (d) Loss or damage caused by the breakage of plate glass in commercially reasonable amounts acceptable to Landlord.

         (e) if the Land is located in whole or in part within a designated flood plain area, loss or damage caused by flood in commercially reasonable amounts acceptable to Landlord.

         (f) Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to the Landlord.

4.02 Liability Insurance. Tenant shall, at Tenant's expense, maintain liability insurance against the following:

         (a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for nursing home professional malpractice, blanket contractual, personal injury, owner's protective liability, real property fire damage legal liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than one Million Dollars ($1,000,000.00) per occurrence, Three Million Dollars ($3,000,000.00) aggregate.

         (b) Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and nonowned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single
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limit of not less than One Million Dollars ($1,000,000.00) per occurrence, Three
Million Dollars ($3,000,000.00) aggregate.

         (c) Claims for personal injury commonly covered by medical malpractice insurance in commercially reasonable amounts acceptable to Landlord.

         (d) Claims commonly covered by worker's compensation insurance for all persons employed by Tenant on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

4.03 Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

         (a) The form and substance of all policies shall be subject to the approval of Landlord, which approval will not be unreasonably withheld.

         (b) The carriers of all policies shall have a Best's Rating of "All or better and a Best's Financial Category of XII or larger and shall be authorized to do insurance business in the State of Arizona.

         (c) Tenant shall be the "named insured" and Landlord shall be an "additional named insured" on each policy.

         (d) Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction i.n coverage may be made, without at least thirty (30) days' prior written notice to Landlord.

         (e) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant will not invalidate the Landlord's coverage, and provide that Landlord shall not be responsible for payment of premiums.

         (f) All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

         (g) At least thirty (30) days prior to the expiration of each policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor.

4.04 Replacement Cost. The term "full replacement cost" means the actual replacement cost thereof from time to time including increased cost of construction endorsement, with no reductions or deductions. Tenant shall, not later than thirty (30) days after the anniversary of each Lease Year of the Term, increase the amount of the replacement cost endorsement for the Improvements to equal
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the option exercise price set forth in Exhibit E for the current Lease Year
(except during the renewal term where the option exercise price for Lease Year 10 will apply) less Four Hundred Ten Thousand Dollars ($410,000.00) and the replacement cost for the Personal Property will be Three Hundred Sixty Thousand Dollars ($360,000.00). If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement cost redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement cost was last determined.

4.05 Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease.

4.06 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional named insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies. The term "mortgages" as used in this Lease includes Deeds of Trust and the term "mortgagees" includes trustees and beneficiaries under a Deed of Trust.

4.07 Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

4.08 Mortgages. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: (i) Tenant shall obtain a standard form of mortgage clause insuring the interest of the mortgagee; (ii) Tenant shall deliver evidence of insurance to such mortgagee; (iii) loss adjustment shall require the consent of the mortgagee; and
(iv) Tenant shall obtain such other coverages and provide such other information and documents as may be reasonably required by the mortgagee.

4.09 Escrows. If Landlord's lender requires the Landlord to escrow insurance premiums on a periodic basis, or if an Event of Default occurs hereunder, Tenant, after notice from Landlord, shall make such periodic payments in accordance with the lender's or Landlord's requirements.

                              ARTICLE V: INDEMNITY

5.01 Tenant's Indemnification. Except as otherwise provided in the Agreement, Tenant hereby agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in Section 9.07) incurred in connection with or arising from: (i) the use or occupancy of the Leased Property by Tenant or any persons claiming under Tenant; (ii) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; (iii) any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; (iv) any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; and (v) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property under the express or implied invitation of Tenant. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord.

5.02 Environmental Compliance, Indemnity and Audits. Tenant shall comply with the Environmental Compliance Provisions for Leases set forth on Exhibit F attached hereto.

5.03 Limitation of Landlord's Liability. Except as otherwise provided in the Agreement, Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from any other cause beyond Landlord's control.

                   ARTICLE VI: USE AND ACCEPTANCE OF PREMISES

6.01 Use of Leased Property. Tenant shall use and occupy the Leased Property exclusively as a nursing home facility for the aged or physically infirm and for no other purpose without the prior written consent of the Landlord, which consent will not be unreasonably withheld. Tenant shall obtain and maintain all
 .approvals, licenses, and consents needed to use and operate the Leased Property as a nursing home facility. Tenant shall promptly deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency.

6.02 Acceptance of Leased Property. Except as otherwise specifically provided in the Agreement, Tenant acknowledges that (i) Tenant and its agents have had an opportunity to inspect the Leased Property; (ii) Tenant has found the Leased Property fit for Tenant's use; (iii) Landlord will deliver the Leased Property to Tenant in "as-is" condition; (iv) Landlord is not obligated to make any improvements or repairs to the Leased Property; and (v) the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

6.03 Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extra hazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times after notice to Tenant to examine the condition thereof.

6.04 Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year, Tenant shall deliver to Landlord audited consolidated financial statements of Guarantor (hereinafter defined), certified by a nationally recognized accounting firm. The financial statements shall include a complete schedule of contingent liabilities and transactions with affiliates. Within forty-five (45) days after the end of each calendar quarter, Tenant shall deliver to Landlord unaudited profit and loss statements of Guarantor.

6.05 Continuous Operation. Tenant shall, during the Term, continuously operate the Leased Property as a nursing home facility and maintain its licensure, certification for reimbursement, and accreditation.

                        ARTICLE VII: REPAIRS, COMPLIANCE
                         WITH LAWS, AND MECHANICS' LIENS

7.01 Maintenance. Tenant shall maintain, repair, and replace the Leased Property, including without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, parking areas, sidewalks, water, sewer, and gas connections, pipes, and mains. Tenant shall pay, as Additional Rent, the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times, and shall implement all reasonable suggestions of the Landlord as to the maintenance and replacement of the Leased Property.

7.02 Compliance With Laws. Tenant shall comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of the Leased Property, including without limitation, (i) licensure requirements for operation as a nursing home facility,
(ii) certification requirements needed to obtain reimbursement under the Medicare and state Medicaid programs unless Tenant, after notice to Landlord, determines to discontinue participation in such programs; (iii) requirements of the board of fire insurance underwriters or insurance service office or any other similar body having jurisdiction over the Leased Property, and (iv) all zoning and building codes and Environmental Laws. At Landlord's request, from time to time, Tenant shall deliver to Landlord copies of certificates or permits evidencing compliance with such laws, including without limitation, copies of the nursing home facility license, provider agreements, certificates of occupancy and building permits. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any loss, liability (including strict liability), claim, damage (including consequential damages), cost and expense (including attorneys' fees) resulting from any failure by Tenant to comply with any laws, ordinances, rules, regulations, and other governmental requirements.

7.03 Required Alterations. Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to continue certification under the Medicare and Medicaid programs (unless Tenant has elected not to participate in such programs), whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatever. All such additions, changes, improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of
Section 8.02.

7.04 Mechanic's Liens. Tenant shall have no authority to permit or create a lien against Landlord's interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in the Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic's liens against the Leased Property by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Property. Pursuant to Arizona Revised Statutes Sections 33-1004 or any successor statute, Tenant shall immediately remove, bond-off, or otherwise obtain the release of any 'mechanic's lien filed against the Leased Property. Tenant shall pay all expenses in connection therewith, including without limitation, damages, interest, court costs and reasonable attorneys' fees.

7.05 Replacements of Fixtures and Personal Property. Tenant shall not remove Fixtures and Personal Property from the Leased Property except to replace the Fixtures and Personal Property by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Personal Property and replacements therefor. Tenant may finance replacements for the Fixtures and Personal Property by equipment lease or by a security agreement and financing statement; provided, however, that for any item of Fixtures or Personal Property having a cost greater than or equal to Ten Thousand Dollars ($10,000.00), Tenant may not finance replacements by security agreement or equipment lease unless (i) Landlord has consented to the terms and conditions of the equipment lease or security agreement; (ii) the equipment lessor or lender has entered into a nondisturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including without limitation, the following: (a) Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default by Tenant under this Lease; (b) the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and (c) Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement; and
(iii) Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including limitation, reasonable attorneys' fees and costs.

                       ARTICLE VIII: ALTERATIONS AND SIGNS

8.01 Prohibition on Alterations and Improvements. Except for alterations required by Section 7.03; (ii) replacements of Fixtures and Personal Property provided for in Section 7.05; and (iii) alterations having an aggregate cost of less than One Hundred Thousand Dollars ($100,000.00) in any Lease Year, Tenant shall not make any structural or nonstructural changes, alterations, additions and/or improvements (hereinafter collectively referred to as "Alterations") to the Leased Property without the prior written consent of Landlord which consent will not be unreasonably withheld. If Tenant desires to perform any Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord (collectively the "Plans and Specifications") showing the Alterations that Tenant desires to perform. Landlord agrees not to unreasonably delay its review of the Plans and Specifications. Tenant shall reimburse Landlord for all costs and expenses reasonably incurred by Landlord in reviewing and approving or disapproving the Plans and Specifications; provided, however, that Landlord will consult with Tenant and notify Tenant of the estimated amount of such expenses. Tenant shall comply with the requirements of Section 8.02 in making any Alterations approved by Landlord (the "Permitted Alterations").

8.02 Requirements for Permitted Alterations. Tenant shall comply with all of the following requirements in connection with any Permitted Alterations:

         (a) The Permitted Alterations shall be made in accordance with the approved Plans and Specifications.

         (b) The Permitted Alterations and the installation thereof shall comply with all applicable legal requirements and insurance requirements.

         (c) The Permitted Alterations shall be done in a good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of all mechanic's liens.

         (d) Tenant shall deliver to Landlord a payment and performance bond, with a surety acceptable to Landlord, in an amount equal to the estimated cost of the Permitted Alterations, guaranteeing the completion of the work free and clear of liens and in accordance with the approved Plans and Specifications, and naming Landlord and any mortgagee of Landlord as joint obligees on such bond.

         (e) Tenant shall, at Tenant's expense, obtain a builder's completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies, and materials, and insuring initial occupancy. Landlord and any mortgagee of Landlord shall be additional named insureds of such policy. Landlord shall have the right to approve the form and substance of such policy.

         (f) Tenant shall pay the premiums required to increase the amount of the insurance coverages required by Article IV to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.

         (g) If the alterations are structural or additions, Tenant shall, not later than sixty (60) days after completion of the Permitted Alterations, deliver to Landlord a revised "as-built" survey of the Leased Property and an "as-built" set of Plans and Specifications for the Leased Property in form and substance satisfactory to Landlord.

         (h) Tenant shall, not later than thirty (30) days after completion of the Permitted Alterations, reimburse Landlord for any costs and expenses, including attorneys' fees and architects' and engineers, fees, reasonably incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant's compliance with the requirements of this Section.

8.03 Ownership and Removal of Permitted Alterations. The Permitted Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Lease. Tenant shall not be required or permitted to remove any Permitted Alterations.

8.04 Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the occurrence of an Event of Default or the termination or expiration of this Lease, Tenant shall, within thirty (30) days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.

                        ARTICLE IX: DEFAULTS AND REMEDIES

9.01 Events of Default. The occurrence of any one or more of the following shall be an an event of default ("Event of Default") hereunder:

         (a) Tenant fails to pay in full any installment of Rent, or any other monetary obligation payable by Tenant under this Lease, within five (5) business days after notice of nonpayment from Landlord.

         (b) Landlord gives three (3) or more notices of nonpayment of Rent to Tenant in any Lease Year.

         (c) Tenant fails to observe and perform any other covenant, condition or agreement under the Lease to be performed by Tenant (except those described in Section 9.01(a) and 9.01(b) of this Lease) and (i) such failure continues for a period of thirty (30) days after written notice thereof is given to Tenant by Landlord; or (ii) if, by reason of the nature of such default, the same cannot be remedied within said thirty (30) days, Tenant fails to proceed with reasonable diligence (satisfactory to Landlord) after receipt of the notice to cure the same or, in any event, fails to cure such default within sixty (60) days after receipt of the notice.

         (d) Tenant abandons or vacates the Leased Property during the Term.

         (e) (i) The filing by Tenant of a petition under 11 U.S.C. or the commencement of a bankruptcy or similar proceeding by Tenant; (ii) the failure by Tenant within sixty (60) days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against Tenant, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; (iii) the entry of an order for relief under 11 U.S.C. in respect of Tenant; (iv) any assignment by Tenant for the benefit of its creditors; (v) the entry by Tenant into an agreement of composition with its creditors; (vi) the approval by a court of competent jurisdiction of a petition applicable to Tenant in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws;
(vii) appointment by final order, judgement, or decree of a court of competent jurisdiction of a receiver of a whole or any substantial part of the properties of Tenant (provided such receiver shall not have been removed or discharged within sixty (60) days of the date of his qualification).

         (f) (i) any administrator, custodian or other person takes possession or control of any of the Leased Property and continues in possession for sixty
(60) days; (ii) any writ against any of the Leased Property is not released within sixty (60) days; (iii) any judgment is rendered or proceedings are instituted against the Leased Property or Tenant which affect the Leased Property or any part thereof, which is not dismissed for sixty (60) days (except as otherwise provided in this Section; (iv) all or a substantial part of the assets of Tenant are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; (v) Tenant is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Tenant from conducting all or a substantial part of its business or affairs; or (vi) except as permitted by Section 18.18, a notice of lien, levy or assessment is filed of record with respect to all or any part of the property of Tenant and is not dismissed with thirty (30) days.

         (g) Tenant or any Affiliate defaults on any obligation to Landlord, Tenant defaults on any obligations under any agreements with respect to the Leased Property, or Tenant defaults on any indebtedness or capital lease. As used herein, "Affiliate" means any person, corporation, partnership, trust, or other legal entity that, directly or indirectly, controls or is controlled by, or is under common control with, Tenant or David Kremser. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of such entity.

         (h) Any guarantor of the Lease dies, dissolves, terminates, is adjudicated incompetent, files a petition in bankruptcy, or is adjudicated insolvent under 11 U.S.C. or any other insolvency law, or fails to comply with any covenant or requirement set forth in the guarantee of such guarantor, and Tenant fails within thirty (30) days to deliver to Landlord a substitute guaranty or other collateral satisfactory to Landlord.

         (i) A default occurs under any agreement having annual payments of Two Thousand Five Hundred Dollars ($2,500.00) or more affecting the ownership, use or operation of the Leased Property or any property used in connection with the operation of a nursing home facility on the Leased Property and is not cured within any grace period set forth in such document; provided, however, that such a default will not be an Event of Default hereunder if the Tenant is in good faith diligently and continuously contesting such default.

         (j) The nursing home facility license is canceled, suspended or otherwise invalidated.

         (k) The Average Patient Census for any month is less than seventy-five
(75) patients. The term "Average Patient Census" means the average number of patients use the Leased Property using the actual days of the month.

9.02 Remedies. Landlord may exercise any one or more of the following remedies upon the occurrence of an Event of Default:

         (a) Landlord may terminate this Lease, exclude Tenant from possession of the Leased Property and use reasonable efforts to lease the Leased Property to others. If this Lease is terminated pursuant to the provisions of this subparagraph (a), Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant under this Lease for the balance of the Term if this Lease had not been terminated, less the net proceeds, if any, of any re-letting of the Leased Property by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including without limitation, the expenses set forth in Section 9.02(b)(2) below. Landlord will be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable under this Lease if this Lease had not been terminated and Landlord will be entitled to receive such damages from Tenant on each such day. Alternatively, at the option of Landlord, if this Lease is terminated, Landlord will be entitled to recover from Tenant (A) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of awards exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;
(C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably be avoided; and (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from such failure. The "worth at the time of award" of the amount referred to in clauses (A) and
(B) is computed by allowing interest at the rate of eighteen percent (18%) per annum. The worth at the time of award of the amount referred to in clause (C) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Cleveland at the time of award. For the purpose of determining unpaid Rent under clause (C), the Rent reserved in this Lease will be deemed to be the sum of the following: (i) the Base Rent computed pursuant to Section 2.01; (ii) the Additional Rent pursuant to Section 2.02 based upon the amount of the Additional Rent for the month preceding the date of termination increased by four percent (4%) per annum, compounded monthly, to the date on which the Lease would have expired if Landlord had not terminated the Lease; and (iii) the Percentage Rent pursuant to Section 2.06 based upon the amount of the Gross Revenues for the month preceding the date of termination, as adjusted pursuant to Section 2.06, increased by four percent (4%) per annum, compounded monthly, to the date on which the Lease would have expired if Landlord had not terminated the Lease.

         (b) (1) Without demand or notice, Landlord may re-enter and take possession of the Leased Property or any part of the Leased Property; and repossess the Leased Property as of the Landlord's former estate; and expel the Tenant from the Leased Property and those claiming through or under Tenant; and, remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. If Landlord elects to re-enter, as provided in this paragraph (b) or if Landlord takes possession of the Leased Property pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, re-let the Leased Property or any part of the Leased Property, either alone or in conjunction with other portions of the Improvements of which the Leased Property are a part, in Landlord's or Tenant's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of the Leased Property) as Landlord, in its uncontrolled discretion, may determine. Landlord may collect and receive the Rents for the Leased Property. Landlord will not be responsible or liable for any failure to re-let the Leased Property, or any part of the Leased Property, or for any failure to collect any Rent due upon such re-letting. No such re-entry or taking possession of the Leased Property by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically says so. Landlord reserves the right following any such re-entry or re-letting, or both, to exercise its right to terminate this Lease by giving Tenant such written notice, and, in that event the Lease will terminate as specified in such notice.

         (2) If Landlord elects to take possession of the Leased Property according to this subparagraph (b) without terminating the Lease, Tenant will pay Landlord (i) the Rent and other sums which would be payable under this Lease if such repossession had not occurred, less (ii) the net proceeds, if any, of any re-letting of the Leased Property after deducting all of Landlord's expenses incurred in connection with such re-letting, including without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling, repair costs, and expenses of preparation for such re-letting. if, in connection with any reletting, the new Lease term extends beyond the existing Term or the Leased Property covered by such re-letting include areas which are not part of the Lease Property, a fair apportionment of the Rent received from such re-letting and the expenses incurred in connection with such re-letting will be made in determining the net proceeds received from such re-letting. In addition, in determining the net proceeds from such re-letting, any rent concessions will be apportioned over the term of the new Lease. Tenant will pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing under this Lease would have been payable if possession had not been retaken Landlord will be entitled to receive the rent and other amounts from Tenant on each such day.

         (c) Landlord may re-enter the Leased Property and have, repossess and enjoy the Leased Property as if the Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

         (d) Landlord may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property.

         (e) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under the Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

9.03 Right of Set-Off. Landlord may, and is hereby authorized by Tenant to, at any time and from time to time, after advance notice to Tenant, set-off and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this Section are in addition to any other rights and remedies Landlord may have against Tenant.

9.04 Performance of Tenant's Covenants. Landlord may perform any obligation of Tenant which Tenant has failed to perform after Landlord has sent a written notice to Tenant informing it of its specific failure. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the Overdue Rate (as hereinafter defined).

9.05 Late Payment Charge. Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within five (5) days after the due date, Tenant shall pay a late charge of four percent (4%) of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord. The five (5) day grace period set forth in this Section shall not extend the time for payment of Rent or the period for curing any default or constitute a waiver of such default.

9.06 Interest. Any payment not made by Tenant when due shall thereafter bear interest at the rate (the "Overdue Rate") of the greater of (i) eighteen percent (18%) per annum; or (ii) two percent (2t) per annum above the rate of interest announced from time to time by National City Bank (Cleveland, Ohio) as its base rate of interest. Tenant shall not, however, be required to pay interest upon any late payment fees assessed pursuant to Section 9.05.

9.07 Litigation; Attorneys' Fees. Within ten (10) days after Tenant has knowledge of any litigation or other proceeding that may be instituted against Tenant, against the Leased Property to secure or recover possession thereof, or that may affect the title to or the interest of Landlord in the Leased Property, Tenant shall give written notice thereof to Landlord. Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord's rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including without limitation, (i) the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; (ii) reasonable attorney, paralegal, consulting and witness fees and disbursements; and (iii) the expenses, including without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such costs, charges and fees as incurred shall be deemed to be Additional Rent under this Lease.

9.08 Escrows and Application of Payments. As security for the performance of its obligations hereunder, Tenant hereby assigns to Landlord all its right, title, and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities, and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event of Default shall be applied to Tenant's obligations in the order which Landlord may determine.

9.09 Remedies Cumulative. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

9.10 Power of Attorney. Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act, after an Event of Default, for Tenant in Tenant's name, place, and stead, and for Tenant's and Landlord's use and benefit, to execute, deliver and file all applications and any and all other necessary documents or things, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant's operation of the Leased Property, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of the Tenant's obligations under this Lease.

                        ARTICLE X: DAMAGE AND DESTRUCTION

10.01 General. Tenant shall notify Landlord if any of the Leased Property is damaged or destroyed by reason of fire or any other cause. Tenant shall promptly repair, rebuild, or restore the Leased Property, at Tenant's expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such repairs or rebuilding. Promptly after receiving Landlord's approval of the plans and specifications, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys' fees. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold ten percent (10%) from each payment until the work of repairing or rebuilding is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds, of insurance after such restoration will be Tenant's property.

10.02 Landlord's Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times. if, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article IV, will be applicable to any repairs or rebuilding under this Section.

10.03 Landlord's Costs. Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord's attorneys in connection therewith; provided, however, that Landlord will consult with Tenant and notify Tenant of the estimated amount of such expenses.

10.04 No Rent Abatement. Notwithstanding anything to the contrary in Arizona Revised Statutes Section 33-343 or any successor statutes, all rights under which are hereby waived by Tenant, Rent will not abate pending the repairs or rebuilding.

10.05 Damage During Last Year. If, at any time during the last year of the Term, the Leased Property is so damaged by f ire or otherwise that the cost of restoration exceeds fifty percent (50%) of the replacement value of the Leased Property (exclusive of foundations) immediately prior to such damage, Tenant may, within thirty (30) days after such damage, give notice of its election to terminate this Lease and, subject to the further provisions of this Section, this Lease will cease on the tenth (10th) day after the delivery of such notice. If this Lease is so terminated, Tenant will have no obligation to repair, rebuild or replace the Leased Property, and the entire insurance proceeds will belong to Landlord. If the Lease is not so terminated, Tenant shall rebuild the Leased Property in accordance with Section 10.01.

                            ARTICLE XI: CONDEMNATION

11.01 Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Taking"), the entire Leased Property is taken, or so much of the Leased Property is taken that the Leased Property cannot be used by Tenant for the purposes for which it was used immediately before the Taking, then this Lease will end on the earlier of the vesting of title to the Leased Property in the condemning authority or the taking of possession of the Leased Property by the condemning authority. All damages awarded for such Taking under the power of eminent domain shall be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Property; provided, however, that Landlord shall not be entitled to any award made to Tenant for any taking of fixtures and Tenant's Property and for moving expenses. Tenant shall also be entitled to any award made for loss of business or the relocation thereof. Notwithstanding the foregoing, Tenant shall not be entitled to any portion of the award which reduces the amount of the award to which Landlord would otherwise be entitled if no award were made to Tenant.

11.02 Partial Taking. If, after a Taking, so much of the Leased Property remains that the Leased Property can be used for substantially the same purposes for which it was used immediately before the Taking, then (i) this Lease will end as to the part taken on the earlier of the vesting of title to the Leased Property in the condemning authority or the taking of possession of the Leased Property by the condemning authority; (ii) Base Rent for so much of the Leased Property as remains will be reduced in the proportion of the floor area of the building remaining after the Taking to the floor area of the building before the Taking;
(iii) at its cost, Tenant shall restore so much of the Leased Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first-class materials; (iv) upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, attorneys', appraisers', and other fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages secured by the Leased Property), or Tenant's actual out-of-pocket costs of restoring the Leased Property; and (v) Landlord shall be entitled to the balance of the net award.

                          ARTICLE XII: TENANTS PROPERTY

12.01 Tenant's Property. Tenant shall install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to the Personal Property as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property as a nursing home licensed for skilled and intermediate nursing. 'All fixtures, furniture, equipment, inventory, and other personal property installed, placed, or used on the Leased Property which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as "Tenant's Property".

12.02 Requirements for Tenant's Property. Tenant shall comply with all of the following requirements in connection with Tenant's Property:

         (a) Tenant shall notify Landlord within one hundred twenty (120) days after each anniversary of this Lease of any additions, substitutions, or replacements of any item of Tenant's Property which individually has a cost of more than $10,000.00 and shall furnish Landlord with such other information as Landlord may request from time to time.

         (b) Tenant's Property shall be installed in a good and workmanlike manner, in compliance with all governmental laws, ordinances, rules, and regulations and all insurance requirements, and be installed free and clear of any mechanic's liens.

         (c) Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace Tenant's Property.

         (d) Tenant shall, at Tenant's sole cost and expense, keep Tenant's Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than ninety percent (90%) of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant's Property. The insurance shall meet the requirements of Section 4.03.

         (e) Tenant shall pay all taxes applicable to Tenant's Property.

         (f) If Tenant's Property is damaged or destroyed by fire or any other cause, Tenant shall promptly repair or replace Tenant's

Property unless Tenant is entitled to and elects to terminate the Lease pursuant to Section 10.05.

         (g) Unless an Event of Default (or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default) has occurred, Tenant may remove Tenant's Property from the Leased Property from time to time provided that (i) the items removed are not required to operate the Leased Property as a licensed nursing home facility (unless such items are being replaced by Tenant); and (ii) Tenant repairs any damage to the Leased Property resulting from the removal of Tenant's Property.

         (h) Tenant shall remove Tenant's Property upon the termination or expiration of this Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant's Property. If Tenant fails to remove Tenant's Property within thirty (30) days after the termination or expiration of this Lease, then Tenant shall be deemed to have abandoned Tenant's Property, Tenant's Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant's Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant's Property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

         (i) Tenant shall perform its obligations under any equipment lease or security agreement for Tenant's Property. Tenant shall cause any equipment lessor or any lender having a security interest in any of the Tenant's Property having a cost in excess of Ten Thousand Dollars ($10,000.00) to enter into a nondisturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including without limitation, the following: (i) Landlord shall have the right (but not the obligation) to assume such equipment lease or security agreement upon the occurrence of an Event of Default by Tenant hereunder; (ii) such equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and (iii) Landlord shall have the right to assign its interest in the equipment lease or security agreement and nondisturbance agreement. Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement and nondisturbance agreement, including without limitation, reasonable attorneys' fees and costs.

         (j) Tenant hereby grants to Landlord a security interest under the Uniform Commercial Code, as enacted in the state where the Leased Property is located, in any of Tenant's Property which is now or may hereafter be placed upon the Leased Property, including without limitation, Tenant's accounts, contract rights, documents, instruments, chattel paper and general intangibles used in connection with the Leased Property, and all proceeds therefrom, to secure the payment and performance of Tenant's obligations under this Lease. At the request of Landlord, Tenant shall execute additional security agreements, financing statements, and such other documents as may be requested by Landlord to maintain and perfect such security interest. Tenant hereby irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, deliver and file such documents on behalf of Tenant. This power of attorney is coupled with an interest and is irrevocable. Notwithstanding the foregoing, Landlord agrees to subordinate its security interest in patient receivables arising prior to an Event of Default to a security interest granted to an institutional lender making a working capital loan in an amount not to exceed Three Hundred Thousand and No/100 Dollars ($300,000.00) and, in addition, Landlord agrees to subordinate its security interest to any other purchase money security interest upon terms and conditions approved by Landlord.

                        ARTICLE XIII: OPTION TO PURCHASE

13.01 Option to Purchase. Landlord grants to Tenant the continuing right and option to purchase the Leased Property. Tenant may exercise this option at any time after December 1, 1991 but before December 1, 2000 (the "Option Period"), provided that (i) Tenant is not in default hereunder; (ii) Tenant gives Landlord six (6) months prior written notice of its intention to exercise the option prior to June 1, 2000; (iii) Tenant pays any prepayment penalty that might be imposed by any loan financing the Leased Property in an amount not to exceed Fifty Thousand and No/100 Dollars ($50,000.00), or, if Tenant elects to assume such loan (if permitted by the loan documents and the lender releases and discharges Landlord and its properties from any and all liability in connection with the loan), Tenant pays any assumption fees imposed by the lender; and (iv) Tenant pays all costs and expenses of Landlord in connection with the transfer of the Leased Property to Tenant, including without limitation, (a) real property transfer taxes or conveyance fees, (b) title searches and premiums, (c) survey fees, (d) recording fees, and (e) legal expenses which legal expenses shall not exceed Two Thousand Dollars ($2,000.00). The option exercise price is as set forth in Exhibit E. This option to purchase is personal and may not be assigned separate from any permitted assignment of the Lease.

13.02 Closing. The purchase of the Leased Property by Tenant shall close not later than the later of (i) sixty (60) days, or (ii) five (5) days plus the number of days' notice that Landlord must provide to its lender under its financing of the Leased Property, in each case after Tenant gives Landlord written notice of the exercise of the option. Landlord shall convey title to the Leased Property to the Tenant by a transferable and recordable special warranty deed and special warranty bill of sale.

13.03 Failure to Exercise Option. If Tenant for any reason fails to purchase the Leased Property at or before the end of the Option Period, then Tenant shall continue to be obligated as lessee hereunder for the remainder of the Term, without any further option to purchase. In that event, Tenant shall be deemed to have lost and abandoned any proprietary or ownership right or interest it may have had in the Leased Property.

                           ARTICLE XIV: ASSIGNMENT AND
                             SALE OF LEASED PROPERTY

14.01 Prohibition on Assignment and Subletting. Tenant acknowledges that Landlord has entered into this Lease in reliance on the personal services and business expertise of Tenant or the current owners of the Tenant. Tenant may not assign, sublet, mortgage, hypothecate, pledge, or transfer any interest in this Lease, or in the Leased Property, in whole or in part, without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. The following transactions will be deemed an assignment or sublease requiring Landlord's prior written consent: (i) an assignment by operation of law; (ii) an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant's interest in the Lease; (iii) an arrangement (including but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy of all or part of the Leased Property by anyone other than Tenant; and (iv) a change of ownership of Tenant. Landlord's consent to any assignment or sublease will not release Tenant (or any guarantor) from its payment and performance obligations under this Lease, but rather Tenant, any guarantor, and Tenant's assignee or sublessee will be jointly and severally liable for such payment and performance. An assignment or sublease without the prior written consent of Landlord will be void at the Landlord's option. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease.

14.02 Requests for Landlord's Consent to Assignment, Sublease or Management Agreement. If Tenant requests Landlord's consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord (i) the name and address of the proposed assignee, subtenant or manager; (ii) a copy of the proposed assignment, sublease or management agreement; (iii) reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Leased Property; and (iv) banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager. Any assignment, sublease or management agreement shall contain provisions to the effect that (a) such assignment, sublease or management agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord; (b) such assignment, sublease or management agreement may not be modified without the prior written consent of Landlord; (c) if this Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager thereunder will, at Landlord's option, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement' or surrender possession thereunder as a result of the termination of this Lease; and (d) if the assignee, subtenant or manager receives a written notice from Landlord stating that Tenant is in default under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or payments under the assignment, sublease or management agreement directly to Landlord. Tenant hereby collaterally assigns to Landlord, as security for the performance of its obligations hereunder, all of Tenant's right, title, and interest in and to any assignment, sublease or management agreement now or hereafter existing for all or part of the Leased Property. Tenant shall, at the request of Landlord, execute such other instruments or documents as Landlord may request to evidence this collateral assignment. if Landlord, in its sole and absolute discretion, consents to such assignment, sublease, or management agreement, such consent shall not be effective until (i) a fully executed copy of the instrument of assignment, sublease or management agreement has been delivered to Landlord; (ii) in the case of an assignment, Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant's obligations under the Lease; and (iii) Tenant has paid to Landlord a fee in the amount of one-quarter percent (1/4%) of the option price applicable to that Lease Year (except in the case of the renewal term, where the option price for Lease Year 10 will be applicable) and Landlord has received reimbursement for its attorneys' fees and costs incurred in connection with both determining whether to give its consent and giving its consent.

14.03 Agreements with Residents. Notwithstanding Section 14.01, Tenant may enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that (i) the agreement does not provide for lifecare services; (ii) Tenant may not collect rent for more than one month in advance; and (iii) all residents of the Leased Property are accurately shown in Tenant's accounting records.

14.04 Sale of Leased Property. If Landlord or any subsequent owner of the Leased Property sells the Leased Property, its liability for the performance of its agreements in this Lease will end on the date of the sale of the Leased Property, and Tenant will look solely to the purchaser for the performance of those agreements. For purposes of this Section, any holder of a mortgage or security agreement which affects the Leased Property at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Leased Property when its succeeds to the interest of Landlord or any subsequent owner of the Leased Property.

                       ARTICLE XV: HOLDOVER AND SURRENDER

15.01 Holding Over. Should Tenant, with or without the express or implied consent of Landlord, continue to hold and occupy the Leased Property after the expiration of the Term, such holding over beyond the Term and the acceptance or collection of Rent by the Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. Said month-to-month tenancy may be terminated by Landlord by giving Tenant ten (10) days written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property.

15.02 Surrender. Except for (i) Permitted Alterations; (ii) normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and (iii) damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property at the expiration or termination of the Term in as good order and condition as of the Commencement Date.

                           ARTICLE XVI: LEASE SECURITY

16.01 Security Deposit. Upon execution of this Lease by Tenant, Tenant shall deliver to Landlord a security deposit (the "Security Deposit") in the amount of Fifty Seven Thousand Six Hundred Dollars ($57,600.00) as security for the performance of Tenant's obligations under this Lease. Landlord will not be required to keep the Security Deposit separate from Landlord's general Funds and Tenant will not be entitled to any interest on the Security Deposit.

16-02 Use of Security Deposit. Landlord may apply all or part of the Security Deposit upon the occurrence of an Event of Default hereunder. Any such application shall not cure an Event of Default. Landlord may apply the Security Deposit to pay (i) all Rent and other charges and expenses payable by Tenant hereunder; plus (ii) all expenses and costs incurred by Landlord in enforcing or preserving Landlord's rights under this Lease or any other security for the Lease, including without limitation, (a) the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency, or other similar proceeding; (b) attorney, paralegal, consulting and witness fees and disbursements; and (c) the expenses, including without limitation, lodging, meals and transportation of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency, or similar proceedings and attendance at hearings, depositions, and trials in connection therewith. If Landlord applies all or any portion of the Security Deposit, Tenant will restore the Security Deposit to its original amount within five (5) days after written notice is given by Landlord. The application of the Security Deposit will not be a limitation on Landlord's damages or other rights under this Lease, or a payment of liquidated damages, or an advance payment of Rent.

16.03 Return of Security Deposit. If Tenant pays the Rent and performs its other obligations under the Lease, Landlord will return the unused portion of the Security Deposit to Tenant within thirty (30) days after the end of the Term; however, if Landlord has evidence that the Lease has been assigned by Tenant, Landlord will return the Security Deposit to the assignee. Landlord may deliver the Security Deposit to any purchaser of the Leased Property and will thereby be discharged from any liability with respect to the Security Deposit.

16.04 Lease Guaranty. The payment of Rent and the performance of Tenants other obligations pursuant to the Lease are guaranteed by Signature Health Care Corporation pursuant to the Lease Guaranty of even date herewith.

                  ARTICLE XVII: QUIET ENJOYMENT, SUBORDINATION,
              ATTORNMENT, BOND FINANCING AND ESTOPPEL CERTIFICATES

17.01 Quiet Enjoyment. So long as Tenant performs all of its obligations under this Lease, Tenant's possession of the Leased Property will not be disturbed by or through Landlord.

17.02 Subordination. This Lease and Tenant's rights under this Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior. This provision will be self-operative, and no further instrument or subordination will be required in order to effect it. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, Landlord may execute acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable.

17.03 Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Section 17-02 succeeds to Landlord's interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by (i) any payment of

Rent for more than one (1) month in advance; (ii) any amendment or modification of this Lease made without its written consent; (iii) any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or (iv) any claim or offset of Rent against the Landlord. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within twenty (20) days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.

17.04 Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying the following: (i) that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; (ii) the date to which Rent and other charges have been paid;
(iii) that neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default, if that be the case, or specifying any existing default; (iv) that Tenant has accepted and occupies the Leased Property; (v) that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; and (vi) such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within twenty (20) days after the request of the Landlord, then Tenant shall be deemed to have certified that (a) the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; (b) Tenant has not prepaid any Rent or other charges except for the current month;
(c) Tenant has accepted and occupies the Leased Property; (d) neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and (e) Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge, and deliver on Tenant's behalf any estoppel certificate which Tenant does not object to within twenty (20) days after Landlord sends the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable.

                          ARTICLE XVIII: MISCELLANEOUS

18.01 Notices. Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "notices") required to be given pursuant to the terms of this Lease shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Lease, and shall be served by
(i) personal delivery; (ii) certified mail, return receipt requested, postage prepaid; or (iii) nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or three (3) days after mailing, or one (1) business day after deposit with the overnight courier. Any notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party notice of such change. Landlord also agrees to send a copy of any notices given by Landlord to Signature Health Care Corporation, 2105 Clubhouse Drive, Greeley, Colorado 80634.

18.02 Advertisement of Leased Property. In the event the parties hereto have not executed a renewal Lease within one hundred twenty (120) days prior to the expiration of this Lease, then Landlord or his agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing one hundred twenty (120) days prior to the expiration of this Lease, "for sale" or "for rent" notices or signs.

18.03 Entire Agreement. This Lease and the Agreement contain the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Lease.

18.04 Severability. If any term or provision of this Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.

18.05 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

18.06 Governing Law. This Lease shall be construed under the laws of the state where the Leased Property is located.

18.07 Memorandum of Lease. Tenant shall not record this Lease. Tenant may, however, record a memorandum of lease approved by Landlord.

18.08 Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

18.09 Binding Effect. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

18.10 Authority. If Tenant is a corporation or partnership, the persons executing this Lease on behalf of Tenant warrant that (i) Tenant has the power and authority to enter into this Lease; (ii) Tenant is qualified to do business in the state in which the Leased Property is located; and (iii) they are authorized to execute this Lease on behalf of Tenant. Tenant shall, at the request of Landlord, provide evidence satisfactory to Landlord confirming these representations.

18.11 No Offer. Landlord's submission of this Lease to Tenant is not an offer to lease the Leased Property, or an agreement by Landlord to reserve the Leased Property for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord, and Landlord has duly executed and delivered one of these duplicate original leases to Tenant.

18.12 Modification. This Lease may only be modified by a writing signed by both Landlord and Tenant.

18.13 Lender's Modification. Tenant acknowledges that Landlord may mortgage the Leased Property or use the Leased Property as collateral for a collateralized mortgage obligations or REMICS. If any mortgage lender of Landlord requires any modification of this Lease, Tenant agrees to execute such modification, so long as such modification (i) does not increase the Rent, the option price, the amount of the Security Deposit, or Tenant's share of any cost in addition to Rent; (ii) does not materially interfere with Tenant's use or occupancy of the Leased Property; and (iii) does not materially adversely affect Tenant's rights or liabilities hereunder.

18.14 No Merger. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord' s option, terminate, any subleases or operate as an assignment to Landlord of any subleases.

Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.

18.15 Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

18.16 Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Leased Property (except claims for personal injury or property damage). If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose, and waives the right to interpose, any counterclaim in any such proceeding.

18.17 Limitation on Tenant's Recourse. Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the Leased Property, is to the interest of Landlord, and any such successor, in the Leased Property. Tenant will not have any right to satisfy any judgment which it may have against the Landlord.- or any such successor, from any other assets of Landlord, or any such successor. In this Section, the terms "Landlord" and "successor" include the shareholders, venturers, and partners of "Landlord" and "successor" and the officers, directors, and employees of the same. The provisions of this Section are not intended to limit Tenant's right to seek injunctive relief or specific performance.

18.18 Permitted Contests. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; (ii) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; (iii) in the case Of a legal requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000.00), Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses (i), (ii) and (iii), to the extent applicable; (v) in the case of a legal requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; (vi) in the case of an insurance requirement, the coverage required by Article IV shall be maintained; and (vii) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable legal requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

18.19 Construction of Lease. This Lease has been prepared by Landlord@ and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and agree that it shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

18.20 Counterparts. This Lease may be executed in duplicate counterparts, each of which shall be deemed an original hereof.

18.21 Relationship of Landlord and Tenant. The relationship of Landlord and Tenant is the relationship of lessor and lessee. Landlord and Tenant are not partners, joint venturers, or associates.

18.22 Custody of Escrow Funds. Any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord's election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. The funds shall not be deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.

18.23 Landlord's Status as a REIT. Tenant acknowledges that Landlord has now and may hereafter elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code. Tenant shall not do anything which would adversely affect Landlord's status as a REIT. Tenant hereby agrees to modifications of this Lease which do not materially, adversely affect the Tenant's rights and liabilities if such modifications are required to retain Landlord's status as a REIT.

18.24 Exhibits. The following exhibits are attached hereto and incorporated herein:

         Exhibit  A:  Legal Description
         Exhibit  B:  Permitted Exceptions
         Exhibit  C:  Personal Property
         Exhibit  D:  Base Rent Schedule
         Exhibit  E:  Option Exercise Price
         Exhibit  F:  Environmental Compliance
                      Provision for Leases

         IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.


                                          HEALTH CARE REIT, INC.


                                          By: ________________________________
                                               Title: ________________________

                                          THE ARBORS HEALTH CARE CENTER, INC.

                                          By: ________________________________
                                               Title: ________________________